MAPICS, INC. SUBSIDIARIES

Exhibit 21.1

MAPICS, Inc.

•	MAPICS U, Inc.
•	Pivotpoint, Inc.
•	Minx Software, Incorporated
•	Thru-Put Corporation
•	MAPICS Australia Pty. Ltd.
•	MAPICS do Brasil Ltda.
•	3566196 Canada, Inc.
•	MAPICS EMEA Support Center B.V (Netherlands)
•	MAPICS Europe Limited (Ireland)
•	MAPICS France S.A.R.L. (France)
•	MAPICS GmbH (Germany)
•	MAPICS Hong Kong Limited
•	MAPICS China, Ltd.
•	MAPICS Guangzhou Software Co.
•	MAPICS KK (Japan)
•	MAPICS Singapore Pte. Ltd MAPICS UK Ltd. (United Kingdom)
•	Frontstep, Inc.
•	Frontstep distribution.com, inc.
•	Frontstep Solutions Group, Inc.
•	MAPICS (South Asia) Pte Ltd.
•	MAPICS Software (Malaysia) Sdn Bhd
•	Frontstep Pty Ltd (Australia)
•	Frontstep (Hong Kong) Limited
•	MAPICS (Thailand) Ltd.
•	Frontstep B.V. (Netherlands)
•	Frontstep GmbH (Germany)
•	Frontstep Canada, Inc.
•	Frontstep (Europe) Ltd (United Kingdom)
•	Frontstep (New Zealand) Limited
•	Frontstep (Shanghai) Co. Ltd
•	Frontstep (UK) Ltd
•	Symix Computer Systems (Shanghai) Co. Ltd.
•	Symix France, SA
•	Symix (U.K.) Limited